IDENTIVE GROUP RAISES $10.35 MILLION IN PRIVATE PLACEMENT TO SUPPORT CONTINUING GROWTH

SANTA ANA, Calif. and ISMANING, Germany, November 14, 2010 – Identive Group, Inc. (NASDAQ: INVE; Frankfurt Stock Exchange: INV), a provider of products, services and solutions for the security, identification and RFID industries, today announced that it has entered into subscription agreements for the private placement of up to 4,097,624 shares of its common stock to accredited and other qualified investors in the United States and internationally. The anticipated gross proceeds will be approximately $10.35 million, or $2.525 per share, a premium of $0.125 over the NASDAQ closing price of the Company’s shares on November 12, 2010. The Company also issued to the investors warrants to purchase up to an additional 4,097,624 shares of common stock, exercisable for a period of five years, with a cash exercise price of $2.65, a premium of $0.25 per share over the NASDAQ closing price on November 12, 2010. If exercised in full, the warrants would bring in an additional $10.86 million in cash to the Company. The proceeds will be used to fund future acquisition and growth activity and for general corporate purposes.

Ayman S. Ashour, chairman and chief executive officer of Identive Group, commented, "We are pleased that our vision of building the signature company in secure ID is receiving more traction with the financial community. We remain firm in our philosophy to pursue growth opportunities that are accretive to our shareholders, whether we are paying in cash or shares. It was very important for us to raise additional cash at terms attractive to Identive and to Identive shareholders and we believe that in the current market these terms are very good indeed. We are proud that we have been able to gain this strong endorsement from existing and new investors.”

Ashour added, "The ID management and RFID markets in general are experiencing strong growth, and our industry remains highly fragmented, which creates the opportunity for further consolidation while we continue our strong organic growth.”

The securities will be issued in a private placement to accredited and other qualified investors in the United States and internationally in reliance upon available exemptions from the registration requirements of the U.S. Securities Act of 1933, including Section 4(2) thereof and Regulation D and Regulation S thereunder, as well as comparable exemptions under applicable state and foreign securities laws. Certain insiders and affiliates also participated in the offering on the same terms and conditions. The securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from such registration requirements. Pursuant to the terms of the subscription agreements, the Company plans to file a registration statement with the Securities and Exchange Commission following the closing of the transaction to register the shares and shares underlying the warrants for resale. The transaction is expected to close on or about November 18, 2010.

Morgan Joseph LLC acted as financial advisor to the Company in connection with the placement. iTell AG and Alternative Capital Management AG acted as financial advisors to the Company outside the United States. Greenberg Traurig LLP served as legal advisors to the Company.

About Identive Group

Identive Group, Inc. (NASDAQ: INVE; Frankfurt Stock Exchange: INV) is an international technology company focused on building the world’s signature group in secure identification-based technologies. The businesses within Identive Group have deep industry expertise and are well-known global brands in their individual markets, providing leading-edge products and solutions in the areas of physical and logical access control, identity management and RFID systems to governments, commercial and industrial enterprises and consumers. Identive’s growth model is based on a combination of strong technology-driven organic growth from the businesses within the group and disciplined acquisitive development. For additional info visit: www.identive-group.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” intends, “expects,” and similar references to the future. Examples of such statements include the expected closing date of the private placement and potential growth opportunities for the Company. These statements are based on current expectations or beliefs, as well as a number of assumptions about future events that are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated herein. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, that could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to successfully complete the private placement and our ability to execute our growth strategy. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent reports filed with the U.S. Securities and Exchange Commission.

Contacts:
Darby Dye	Fabien Nestmann
+1 949 553-4251	+49 89 9595 5544
ddye@identive-group.com	fnestmann@identive-group.com